TRUST AGREEMENT
                                TO THE
                            RUBY TUESDAY, INC.
                           SALARY DEFERRAL PLAN

	THIS TRUST AGREEMENT is made this 1st day of July, 1997, by and between RUBY TUESDAY, INC., a corporation organized and existing under the laws of the State of Georgia (the "Primary
Sponsor"); each other Affiliate or other entity adopting the Ruby
Tuesday, Inc. Salary Deferral Plan (the "Plan"), as provided therein and executing this trust pursuant thereto; and THE
PRUDENTIAL TRUST COMPANY, a Pennsylvania corporation (the
"Trustee").

                          W I T N E S S E T H:

	WHEREAS, the Primary Sponsor maintains the Plan and related trust (the "Trust"), which is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code and also contains a cash or deferred arrangement as described in
Section 401(k) of the Internal Revenue Code, for the exclusive benefit of Members thereunder and their Beneficiaries;

	WHEREAS, the Trustee has been recently appointed as trustee of the Trust; and

	WHEREAS, the Primary Sponsor and Trustee desire to restate the existing trust agreement (the "Existing Trust") to reflect the appointment of the Trustee and for other reasons;

	NOW, THEREFORE, in consideration of the foregoing and of the further obligations and undertakings as hereinafter set forth, the Primary Sponsor and Trustee hereby amend and restate the Existing
Agreement, effective July 1, 1997, as follows:

	SECTION I.
	DEFINITIONS

	All terms and definitions contained in the Plan are hereby incorporated in the Trust Agreement by reference except to the extent that the terms of the Trust Agreement clearly indicate to the contrary.

	SECTION II.
	THE FUND

	The Primary Sponsor hereby establishes the Fund with the Trustee. The Fund shall be held, managed and administered by the Trustee in trust in accordance with the provisions of the Trust without distinction between principal and income; provided, however, the Trustee shall not accept interests in real estate or limited partnerships. At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Members or their Beneficiaries, subject, however, to the payment of taxes and administrative expenses and to the return of contributions to a Plan Sponsor under the specific conditions set forth in the Plan. The Primary Sponsor's direction regarding a return of contributions shall specify (i) the reason the Primary Sponsor's contribution is being returned, which shall be consistent with the applicable requirements of the Code and ERISA, (ii) the amount of the contribution to be returned (less any Fund losses attributable thereto), and (iii) the date by which the payment to the Primary Sponsor must be made. The Trustee shall be entitled to rely on the Primary Sponsor's direction given pursuant to this
Section II, and shall have no duty to inquire into the validity thereof. The Primary Sponsor agrees to indemnify and hold harmless the Trustee against and from all liabilities, claims, demands, damages, costs and expenses, including reasonable attorneys' fees, arising from the Trustee's compliance with any such direction.

	SECTION III.
	MAINTENANCE OF AND DISTRIBUTIONS FROM ACCOUNTS

	A.	The Plan Administrator shall maintain Accounts in
accordance with the Plan.

	B.	The Trustee may rely upon a notice given in accordance
with the terms of the Plan. The Trustee shall not be charged with any notice unless given in accordance with the Plan, including notification of any changes in the identity or authority of any Fiduciary (other than the Trustee) or any other person acting in regard to the Plan.

	C.	The Trustee shall make payments out of the Fund to the
persons, in the manner and in the amounts specified in directions received by it from the Plan Administrator. The Plan Administrator assumes all responsibility with respect to the directions and the application of the payments. The Trustee is under no duty to enforce payments of any contributions to the Fund and is not responsible for the adequacy of the Fund to discharge liabilities arising in connection with the Plan or Trust.

	D.	If any dispute arises as to the persons to whom the
payment of any funds or delivery of any assets shall be made by the Trustee, the Trustee may withhold the payment or delivery until the dispute has been determined by a court of competent jurisdiction or has been settled by the parties concerned and may, in its sole discretion, submit the dispute to a court of competent jurisdiction.

	SECTION IV.
	INVESTMENTS

	A.	The Trustee shall have no authority with respect to the
investment and reinvestment of the Fund except upon receipt of investment directions from the Primary Sponsor or otherwise pursuant to the provisions of Sections V, VI and IX hereof, the Trustee agrees to execute its duties hereunder with the care, skill and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters pursuant to the Trust would use in the conduct of an enterprise of a like character and with like aims. If the Trustee holds Fund assets for which it has not received instructions, the Primary
Sponsor hereby directs the Trustee to invest such assets in the Investment Fund which best preserves principal.

	B.	Subject to the terms of the Plan and the Trust Agreement
and the provisions of ERISA, the Trustee shall invest the principal and income of the Fund without distinction between principal and income, in such securities or in such property, real, personal, or mixed and wherever situated. Without limiting the foregoing, the Trustee may make investments in, and may purchase, acquire, obtain, retain, sell, transfer, pledge, hypothecate or encumber common or preferred stocks, shares of mutual funds, trust and participation certificates, bonds and mortgages, other evidences of indebtedness or ownership, annuity contracts of life insurance companies, savings accounts or plans, including, without limitation, savings accounts or plans established by the Trustee, covered call options, put options, and financial futures contracts, irrespective of whether the securities or property shall be of a character authorized by applicable state law for trust investments.

	C.	The Trustee shall not invest in any securities issued by
a Plan Sponsor or any affiliate (as defined in ERISA Section
407(d)(7)) of a Plan Sponsor unless the securities are "Qualifying Employer Securities," which means (i) securities of a Plan Sponsor or any affiliate which are stock, or (ii) a marketable obligation, as defined in ERISA Section 407(e), of a Plan Sponsor or any affiliate. Also, the Trustee shall not invest in any real property leased to or used by a Plan Sponsor or any affiliate of a Plan
Sponsor unless the real property is "Qualifying Employer Real
Property," which means parcels of real property and related personal property which are leased to the Plan Sponsor or to any affiliate and which are geographically dispersed and are suitable
(or adaptable without excessive cost) for more than one use. All or any portion of the Fund may be invested in Qualifying Employer Securities.

	D.	In addition to any other investments proper under the
Trust, the Trustee shall, after receiving written approval from the Primary Sponsor, from time to time invest all or any part of the Fund in one or more group trusts or collective investment funds (including, without limitation, such trusts or funds now or hereafter established by the then Trustee) which contemplate the commingling for investment purposes of the funds therein with trust assets of other pension plans as defined in ERISA which are qualified under Code Section 401 and which may be established by other businesses, institutions and organizations other than the Trustee. To the extent required by Revenue Ruling 81-100 and to the extent consistent with the Trust, the terms and provisions of the declaration of trust creating any group trust or collective investment fund in which the Fund is invested are hereby adopted and made a part hereof, and any part of the Fund so invested shall be subject to all of the terms and provisions of any declaration of trust creating the group trust or collective investment fund. The Trustee shall from time to time withdraw from the group trust or collective investment fund such part of the Fund, as the Primary Sponsor directs.

	E.	The Trustee shall invest the assets of the Plan
allocated to Company Matching Accounts primarily in shares of Qualifying Employer Securities; otherwise, except as otherwise provided in accordance with the provisions of Sections V, VI and IX hereof, the normal investment goals and objectives of the Plan are capital growth, conservation of principal and production of income through the receipt of interest or dividends from investments.

	SECTION V.
	INVESTMENT MANAGER

	A.	If an Investment Manager is designated in accordance
with the Plan, the Trustee shall invest and reinvest all or such portion of the Fund as is specified in a written direction to the Trustee from the Primary Sponsor in the manner in which the Investment Manager directs the Trustee in writing. The Trustee shall have no discretion with respect to the investment or reinvestment of that portion of the Fund and shall not be liable for that portion of the Fund or for any acts or omissions of the Investment Manager or for following or for taking or refraining from taking any action at any direction of the Investment Manager given prior to receipt by the Trustee of written notice from the Primary Sponsor of revocation of the designation of the Investment Manager or for the failure of the Investment Manager to give a direction or for any act or omission in connection with its failure. The Trustee shall be entitled to rely upon notice of the designation of an Investment Manager from the Primary Sponsor until notified in writing by the designating party that the designation is no longer in effect.

	B.	During any period of time in which an Investment Manager
directs the investment of a portion of the Fund, the Trustee, or its designated agent, shall continue to receive all securities purchased against payment therefor and to deliver all securities sold against receipt of the proceeds therefrom. Any Investment
Manager authorized to direct investments may issue orders on behalf of the Trustee for the purchase or sale of securities directly to a broker or dealer and for such purpose the Trustee shall, upon request, execute and deliver to the Investment Manager one or more trading authorizations. Written notification of the issuance of each order shall be given promptly to the Trustee by the Investment Manager and the execution of each order shall be confirmed by the broker to the Investment Manager and the Trustee. The notification shall be authority of the Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom. All directions concerning investments of the Investment Manager shall be signed by any person acting on behalf of the Investment Manager as may be duly authorized in writing. The transmission by the Investment Manager to the Trustee of directions by photostatic teletransmission with duplicate or facsimile signatures shall be considered a delivery in writing of the directions until the Trustee is notified in writing by the Primary Sponsor that the use of any device transmitting duplicate or facsimile signatures is no longer authorized. The
Trustee may rely upon directions which it receives by photostatic teletransmission prior to receipt of notice from the Primary
Sponsor that they are no longer authorized, and the Trustee shall not be responsible for the consequences of any unauthorized use of a device which use was not known by the Trustee at the time to be unauthorized.

	C.	The Trustee shall be under no duty to make any review of
investments acquired for the Plan at the direction or order of an Investment Manager or to make any recommendation with respect to disposing of or continuing to retain any such investment.

	D.	The Trustee shall have no obligation to determine the
existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased, of which notice was given prior to the purchase of the securities, and shall have no obligation to exercise any right unless the Trustee is informed of its existence by the Investment Manager and is requested in writing by the Investment Manager to exercise the right within a reasonable time before the time for its exercise expires.

	E.	In the event that the Trustee is directed to purchase
securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the continental limits of the United States or its territories, it shall be the responsibility of the Investment Manager to advise the Trustee in writing with respect to any laws or regulations of any such foreign countries which shall apply to the securities, including, but not limited to, receipt of dividends or interest by the Trustee from such securities.

	SECTION VI.
	INVESTMENT COMMITTEE

	A.	If an Investment Committee is designated by the Primary
Sponsor in accordance with the Plan, the Trustee shall, unless the Primary Sponsor otherwise directs the Trustee in writing, invest the Fund as the Investment Committee directs.

	B.	The Primary Sponsor may in writing direct that only a
portion of the Fund shall be invested as the Investment Committee directs, in which case the Trustee shall invest the balance of the Fund pursuant to Section IV hereof, subject to Sections V and IX hereof.

	SECTION VII.
	TRUSTEE POWERS

	As directed by the Primary Sponsor, in the administration of the Trust, in addition to, and not in limitation of, any powers or authority of the Trustee under the Trust or which the Trustee may have under applicable law in addition thereto (all such additional powers and authority being specifically hereby granted to the Trustee), the Trustee is authorized and empowered to do the follow-ing, without advertisement and without order of court and without having to post bond or make any returns or report of its doings to any court:

	A.	To purchase or subscribe for any securities or property,
including, without limitation, shares of mutual funds and to retain the same in trust;

	B.	To sell, exchange, convey, transfer, or otherwise
dispose of, any securities or property held by it, by private contract or at public auction, with or without advertising, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any sale or other disposition;

	C.	To vote any stocks, bonds or other securities; to give
general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of the Fund; provided, however, that the voting, tendering or similar rights with respect to any Qualifying Employer Securities which are subject to investment direction by Members shall be exercised by Members or, where applicable, their Beneficiaries;

	D.	To register any investment held as a part of the Fund in
its own name or in the name of a nominee, and to hold any invest-ment in bearer form or through or by a central clearing corporation maintained by institutions active in the national securities markets, but the books and records of the Trustee shall at all times show that all investments are part of the Fund;

	E.	To write covered call options and to purchase or sell
put options and financial futures contracts;

	F.	To employ and act through suitable agents, accountants,
appraisers and attorneys (who may be counsel for the Trustee) and to pay their reasonable expenses and compensation, and the Trustee may consult with counsel (who, without limitation, may be counsel to the Trustee or to a Plan Sponsor), and shall be protected to the extent the law permits in acting upon the advice of counsel in regard to legal questions, and may also employ agents and expert assistants and delegate to them the ministerial duties which it sees fit, in which event the Trustee shall periodically review the performance of the persons to whom these duties have been delegated;

	G.	To borrow or raise money for the purposes of the Trust;
and for any sums so borrowed to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all or any part of the Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of the borrowing;

	H.	To make, execute, acknowledge and deliver any and all
documents of transfer and conveyance and all other instruments or agreements that may be necessary or appropriate to carry out the powers of the Trustee under the Trust or incidental thereto;

	I.	To settle, compromise or submit to arbitration any
claims, debts or damages due or owing to or from the Fund, to commence or defend any legal or administrative proceedings arising, necessary or appropriate in connection with the Plan, the Trust, the Fund, the administration thereof or the powers or authority of the Trustee under the Trust, and to represent the Plan, the Trust, and the Fund in all legal and administrative proceedings;

	J.	To keep such portions of the Fund in cash or cash
balances as necessary to meet anticipated distributions from or administrative costs of the Plan or Fund, it being understood that the Trustee shall not be required to pay any interest on any cash balances; and

	K.	Generally, to do all acts and to execute and deliver all
instruments as in the judgment of the Trustee may be necessary or desirable to carry out any powers or authority of the Trustee, without advertisement, without order of court and without having to post bond or make any returns or report of its doings to any court.

	SECTION VIII.
	INVESTMENT FUNDS

	A.	The assets of the Fund shall be invested in at least
four (4) Investment Funds, with varying investment objectives, as the Primary Sponsor shall from time to time determine. One such Investment Fund shall be established for investments in Qualifying Employee Securities.

	B.	The Primary Sponsor, in its sole discretion may, from
time to time, establish one or more additional Investment Funds, or may change or terminate the availability of any then existing
Investment Fund or Investment Funds for all Members, provided, however, that four (4) or more Investment Funds remain available.

	C.	Pursuant to directions from the Primary Sponsor, the
Trustee will keep a portion of the Fund in cash or cash balances as required for the proper administration of Plan contributions and disbursements, which amounts may be held in a separate suspense account maintained by an affiliate of the Trustee. The expense of operating and maintaining such suspense account will be charged against earnings, if any, of such suspense account but will not otherwise be charged back to the Fund to the extent expenses exceed earnings. The Primary Sponsor and Trustee hereby acknowledge that such earnings are never expected to exceed the expenses allocable to the suspense account.

	D.	The Trustee, to the extent directed, may purchase for an
Investment Fund any property of another Investment Fund which would then be appropriate for purchase by that Investment Fund and may exchange property of one Investment Fund for property of another Investment Fund if the exchanged properties would be appropriate for purchase by the respective Investment Funds. Each purchase or exchange shall be made at the fair market value of the property so purchased or exchanged.

	E.	The terms and provisions of this Section shall not in
any way limit the authority, powers, and duties of the Trustee as set forth in this Trust except to the extent that Section 404(c) of ERISA applies to the investment election made by any Member pursuant to the Plan and Trust. The Trustee shall exercise or perform the same in regard to any Investment Fund only in accordance with the purposes thereof. Further, the authority, powers, and duties of the Trustee shall be subject to the limitations provided in Sections V and VI of the Trust if an Investment Manager or an Investment Committee is appointed as provided therein, which Investment Manager or Investment Committee may be appointed in respect of all or a part of any Investment Fund or the Fund, but shall exercise or perform its authority, powers, and duties only in a manner consistent with the purpose of the Investment Fund or the Fund, as the case may be.

	F.	If the Plan permits loans to Plan participants, the
Trustee may delegate to an affiliate the responsibility for holding and safeguarding the documents evidencing such participant loans. The Trustee will deem any direction to disburse Fund assets for a participant loan as a direction to transfer an equivalent amount of assets to a suspense account maintained by the affiliate for disbursement as a loan thereunder.

	SECTION IX.
	INVESTMENT DIRECTION BY MEMBERS

	A.	Subject to any other rules and restrictions as the Plan
Administrator may prescribe from time to time, with respect to amounts allocated to Accounts other than post-1989 Company Matching Accounts only, each Member may (1) direct that a portion or all of his interest in one or more of the Investment Funds be transferred to one or more of the other Investment Funds or (2) change his election as to the Investment Funds in which future contributions on his behalf to his Employee Deferred Account, Voluntary
Contribution Account and Rollover Account shall be invested. The provisions of this Section are contingent upon the availability of transfers among the Investment Funds under the terms of the investments made by each Investment Fund. An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein.

	B.	If no investment election is outstanding, all such
contributions shall be allocated to such Investment Fund as the Plan Administrator shall, in its sole discretion, determine.

	C.	Investment directions by Members shall be subject to the
following:

		1. Investment directions by Members to the Plan Administrator shall be made in the manner and pursuant to the rules established by the Plan Administrator and shall indicate the manner in which contributions are to be invested in, or the allocation of a Member's Account among, the available Investment Funds.

		2. Directions provided to the Trustee shall remain in effect until superseded by subsequent directions.

	D. Each direction under the preceding paragraphs received by the Plan Administrator shall be promptly delivered to the Trustee, and shall be effective as to the Trustee only when received by the Trustee. If a Member directs that all or a portion of his Account be invested in a particular Investment Fund, the Trustee shall use its best efforts to carry out the investment as soon as practicable. However, the Trustee shall never be held liable for failure to carry out an investment direction within the terms of the Trust if the Trustee has made a bona fide effort to follow the direction.

	E.	Any distribution to a Member pursuant to the Plan shall
be pro rata from each Investment Fund, except as otherwise determined by the Plan Administrator.


	SECTION X.
	VALUATION AND ALLOCATION

	A.	For all purposes under the Plan and the Trust, including
particularly, but without limitation, valuing the Fund and each Member's Account and allocating to each Member's Account its share of the net income or net loss of the Fund, the following rules shall apply:

		1.	Transfers or payments of funds or assets and the
income, gain, loss, or expenses attributable thereto between Investment Funds shall be deemed made as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order, and the funds or assets shall not be credited or charged after such date with any earnings or losses of the Investment Fund from which transferred or paid but shall be credited or charged after such date with any earnings or losses of the Investment Fund to which transferred or paid.

		2. Transfers or payments from an Investment Fund to a Member or his Beneficiary between Valuation Dates shall be charged against the interest of the Member in the Investment
Fund as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order and contributions to an Investment
Fund which are allocated to the Account of a Member between Valuation Dates shall be credited to the interest of such Member in such Investment Fund as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order.

		3. Fair market value of the assets of each Investment Fund shall be determined separately and the net income or net loss of each Investment Fund shall be determined separately.

		4. The value of a Member's Account, to the extent invested in Investment Funds, shall be the sum of his proportionate interests in each of the Investment Funds, and the aggregate net income or net loss allocated to a Member's Account shall be the aggregate of the net income or net loss allocated to his proportionate interests in each of the Investment Funds.

	B.	Subject to the provisions of Subsections C. and D.
below, the Trustee shall as of each Valuation Date, determine the net income or net loss and the fair market value of the assets in the Fund and each Investment Fund, respectively, as determined below:

		1.	To the cash income, if any, since the last
Valuation Date, there shall be added or subtracted, as the case may be, any net increase or decrease, since the last Valuation Date, in the fair market value of the assets of the Fund or Investment Fund, as applicable, since the last
Valuation Date, any gain or loss on the sale or exchange of assets of the Fund or Investment Fund, as applicable, since the last Valuation Date, accrued interest since the last
Valuation Date with respect to any interest-bearing security as to which the purchaser would be required to pay the accrued interest in addition to the quoted price, the amount of any dividend which shall have been declared since the last
Valuation Date but not paid on shares of stock owned by the Trustee if the market quotation used in determining the value of such shares is ex-dividend, and the amount of any other assets of the Fund or Investment Fund determined by the Trustee to be income since the last Valuation date;

		2.	From the sum thereof there shall be deducted all
charges, expenses, and liabilities accrued since the last
Valuation Date which are proper under the provisions of the Plan and the Trust and which in the discretion of the Trustee are properly chargeable against income for the period.

	C.	Notwithstanding Subsection B hereof, in the event that
an Investment Manager is designated by the Primary Sponsor and if the Investment Manager either directs the investment of or itself invests any assets of the Fund, or in the event that an Investment Committee is appointed by the Primary Sponsor and directs the investment of any assets of the Fund, and if any of such assets are non-listed securities or are not publicly traded or if the fair market value of any of such assets cannot be readily determined, then the Investment Manager or the Investment Committee, whichever is applicable, shall determine the net income or net loss and the fair market value of such assets and the Trustee shall be entitled to rely upon such determination.

	D.	In the event that an Investment Manager is designated by
the Plan Sponsor and if the Trustee gives the Investment Manager possession of any portion of the assets of the Fund, then the Investment Manager shall determine the net income or net loss and the fair market value of those assets and the Trustee shall be entitled to rely upon the determination.

	SECTION XI.
	TRUSTEE COMPENSATION

	A.	The Trustee's compensation shall be the amount agreed
upon in a separate written agreement between the Primary Sponsor and the Trustee. The Trustee is authorized to use the assets held by it under the Trust to pay its reasonable compensation and expenses. The Trustee shall deliver an invoice for such compensation and expenses to the Primary Sponsor no less than thirty (30) days prior to deducting same from the Fund. No person who serves as the Trustee and who receives full-time pay from a Plan Sponsor shall be entitled to receive any compensation from the Fund, except for the reimbursement of expenses properly and actually incurred by him in his role as Trustee.

	B.	All taxes of whatever kind or nature that may be levied
or assessed under existing or future laws upon, or in respect of, the Plan, the Trust, the Fund or the income or gains thereof or therefrom shall be paid from the Fund.

	SECTION XII.
	TRUSTEE RESPONSIBILITY

	The Trustee is not responsible for the application, investment or other disposition of any funds or property held or managed by, or otherwise subject to direction by, any person other than the Trustee. The Trustee is not responsible for the application of any funds or property held by it under the Trust which have been paid to the Plan Administrator or which have been paid pursuant to the Plan and Trust or as directed by the Plan Administrator. The
Trustee has no responsibility with respect to any administration of the Plan or the payment of any benefits under the Plan.

	When determining the nature and extent of its responsibilities, the Trustee is not required to obtain or review the Plan. The Trustee shall not be liable for the validity or legality of any changes made to the Plan by the Primary Sponsor.

	SECTION XIII.
	RECORDKEEPING

	The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions pursuant to the Plan and the Trust, and all books and records relating thereto shall be open to inspection and audit at all reasonable times by the Plan Administrator. Within ninety (90) days following the later of the close of each Plan year or the receipt of a Plan Sponsor's contribution, and within ninety (90) days after a Report Date (which for purposes of this Trust shall mean the date of the death, removal or resignation of any Trustee from time to time serving hereunder, or the date of the termination of the Trust) the Trustee shall file with the Plan Administrator its written account. The account shall set forth (i) all investments, receipts, disbursements and other transactions effected by it during such Plan Year or during the period from the last Valuation Date to the Report Date and (ii) the determination of the Trustee of the net income or net loss of the Fund for such Plan Year or during the period from the last Valuation Date to the Report Date and the determination of the Trustee of the fair market value of the assets of the Fund as at the Valuation Date or as at the Report Date, as the case may be. Unless a Report Date is also a Valuation Date, no allocation of earnings, gains or losses shall be made to a Member's Account.

	SECTION XIV.
	REMOVAL OR RESIGNATION OF TRUSTEE,
	AND AMENDMENT OR TERMINATION OF TRUST

	A.	The Trustee, or an individual Trustee, as applicable,
may be removed by the Primary Sponsor at any time upon sixty (60) days' notice in writing to the Trustee and the Plan Administrator.
 Any Trustee serving hereunder may resign at any time without leave of court, upon sixty (60) days' notice in writing to the Plan
Sponsor and the Plan Administrator.

	B.	Upon the death, removal or resignation of a Trustee, the
Primary Sponsor shall appoint a successor Trustee as soon as possible. If the former Trustee was one of several Trustees, the remaining persons constituting the Trustee may continue to act as Trustee until the Primary Sponsor appoints a successor co-Trustee.

	C.	Any removal of a Trustee or appointment of a successor
Trustee shall be without leave of court by notice in writing signed by the Primary Sponsor and delivered to the Trustee being removed or appointed, with a copy to the Plan Administrator. Any successor Trustee serving at any time hereunder shall serve with the same powers and duties as the Trustee named herein.

	D.	Upon receipt by the Trustee (or by the Primary Sponsor
in the event of the death of a last remaining individual Trustee) of the designated successor's acceptance of its appointment as successor Trustee hereunder, the funds and properties then constituting the Fund shall be transferred to the successor
Trustee. However, the Trustee is not required to transfer funds and properties to a successor trustee unless the Trustee is discharged from all liability for any taxes which may be due and owing by the Plan and Trust, or unless either (1) the successor trustee, who must be acceptable to the Trustee, indemnifies the Trustee against any such liability or (2) each Plan Sponsor so indemnifies the Trustee in a manner acceptable to the Trustee.

	E.	If the Primary Sponsor fails to appoint a successor
trustee before the expiration of the sixty (60) day notice period, or no written acceptance is received from a successor Trustee, then at any time after the end of the sixty (60) day notice period the Trustee may file an appropriate action in a court of competent jurisdiction and assign to the custody of the court the funds and properties then held by the Trustee constituting the Fund.

	F.	Upon the transfer of the Fund to a successor trustee or
to a court of competent jurisdiction, as the case may be, the Trustee shall be relieved of all further responsibilities in connection with the Plan, the Trust or the Fund. The Trustee is authorized, however, to reserve therefrom such money or property as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of the reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee or to the court.

	G.	The Primary Sponsor reserves the right to amend this
Trust Agreement by written notice to the Trustee. However, no amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent.

	H.	The Trust shall continue for such time as may be
necessary to accomplish the purposes for which it was created and shall terminate only upon the complete distribution of the Fund. The Trust may be terminated as of any date by the Primary Sponsor by written notice to the Trustee and the Plan Administrator given in the manner prescribed in the Plan which specifies the date as of which the Trust shall terminate. Upon termination of the Trust, if the Trustee has not received instructions to the contrary from the Primary Sponsor, the Trustee shall liquidate the Fund and, after paying the reasonable expenses of the Trust, including expenses involved in the termination, distribute the balance thereof according to the written directions of the Plan Administrator. The Trustee is not required to make any distribution until it is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust. In no event shall any distribution be made by the Trustee until the Trustee is reasonably satisfied that the distribution will not be contrary to the applicable provisions of the Plan dealing with terminations of the Plan and the Trust.

	I.	The Trust and the contributions made by each Plan
Sponsor to the Trustee are conditioned upon the conditions set forth in the Plan as to qualification and returns of contributions, and the returns of contributions by the Trustee to the Plan Sponsors in certain events is governed by such provisions of the Plan.

	J.	If at any time more than one person or entity is serving
as the Trustee, the persons or entities so serving shall act by the action of a majority, with or without a meeting, and any action may be evidenced by a writing executed by a majority of the persons or entities constituting the Trustee.

	K.	The Trust shall be administered, construed and enforced
according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal laws, and the Trustee shall be liable to account only in the courts of that state and in any court of appropriate jurisdiction of the United States of America. All transfers of funds or other property to or from the Trustee shall be deemed to take place in the Commonwealth of Pennsylvania.

	SECTION XV.
	INDEMNIFICATION

	In consideration of the Trustee's agreeing to enter into this Agreement, the Primary Sponsor hereby agrees to hold harmless The Prudential Trust Company, individually and as trustee under said Agreement, and its directors, officers, and employees, from and against all amounts, including without limitation taxes, expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits or other charges, incurred by or assessed against The Prudential Trust Company, individually or as trustee, or its directors, officers, or employees, (i) as a direct or indirect result of anything done in good faith, or alleged to have been done, by or on behalf of The Prudential Trust Company in reliance upon the directions of the Primary Sponsor, or any Investment
Manager appointed by the Primary Sponsor, or any person or committee authorized to act on behalf of the Primary Sponsor, or anything omitted to be done in good faith, or alleged to have been omitted, in the absence of such directions, (ii) as a direct or indirect result of the failure of the Primary Sponsor or any person or committee to adequately, carefully or diligently discharge its responsibilities under the Plan, this Agreement, or applicable Department of Labor or Treasury regulations or rulings, or (iii) if the Trustee is named as a defendant in any lawsuit or other proceeding involving the Plan or the Fund for any reason including, without limitation, an alleged breach by the Trustee of its responsibilities under the Agreement, unless the final judgment entered in the lawsuit or proceeding holds the Trustee guilty of gross negligence, willful misconduct, or an intentional breach of fiduciary responsibility under ERISA. If the final judgment holds the Trustee guilty of gross negligence, willful misconduct, or an intentional breach of fiduciary responsibility under ERISA, the Primary Sponsor hereby agrees to indemnify the Trustee only against liability in excess of the Trustee's allocable share of such liability. The Primary Sponsor further agrees that the undertakings made by it in this Agreement shall be binding on its successors or assigns and shall survive termination, amendment or restatement of this Agreement, or the resignation or removal of the Trustee.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


	IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed on the day and year first above written.


                               PRIMARY SPONSOR:

                               RUBY TUESDAY, INC.



                              By:/s/ Franklin E. Southall, Jr.
                               Title: Vice President and Controller

ATTEST:


/s/ Walter Cole
Title:   Assistant Secretary

  [CORPORATE SEAL]



                               TRUSTEE:


                               THE PRUDENTIAL TRUST COMPANY



                              By:/s/ Daniel Arcure
                               Title:Vice President and Assistant
                                     Secretary


ATTEST:

/s/ Deborah L. Kennedy
Title: Assistant Comptroller

		[SEAL]